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Exhibit 1.1

Execution Version

MARKWEST ENERGY PARTNERS, L.P.

5,000,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

April 8, 2008

LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
As Representatives of the several
    Underwriters named in Schedule 1 attached hereto,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to sell to the underwriters named in Schedule 1 (the "Underwriters") attached to this underwriting agreement (this "Agreement") 5,000,000 common units (the "Firm Units") representing limited partner interests in the Partnership ("Common Units"). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to 750,000 additional Common Units on the terms set forth in Section 2 (the "Option Units"). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the "Units." This is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

        The Partnership owns all of the outstanding capital stock of MarkWest Hydrocarbon, Inc., a Delaware corporation ("MarkWest Hydrocarbon"), and a 1% limited liability company interest in MarkWest Energy GP, L.L.C., a Delaware limited liability company ("MarkWest Energy GP"). MarkWest Hydrocarbon owns a 99% limited liability company interest in MarkWest Energy GP and a 100% limited liability company interest in Mason Pipeline Limited Liability Company, a Michigan limited liability company ("Mason LLC"). The Partnership conducts its business through MarkWest Energy Operating Company, L.L.C., a Delaware limited liability company (the "Operating Company" and, together with the Partnership, the "MarkWest Parties"), MarkWest Hydrocarbon and Mason LLC. The Operating Company conducts its business through the Operating Subs (as hereinafter defined). Basin Pipeline L.L.C., a Michigan limited liability company ("Basin LLC"), Bright Star Partnership, a Texas general partnership ("Bright Star"), Centrahoma Processing LLC, a Delaware limited liability company ("Centrahoma LLC"), MarkWest Blackhawk, L.L.C., a Texas limited liability company ("Blackhawk LLC"), MarkWest Energy Appalachia, L.L.C., a Delaware limited liability company ("Appalachia LLC"), MarkWest Energy East Texas Gas Company, L.L.C., a Delaware limited liability company ("East Texas LLC"), MarkWest Gas Services, L.L.C., a Texas limited liability company ("Gas Services LLC"), MarkWest Javelina Company, L.L.C., a Texas limited liability company ("Javelina Company LLC"), MarkWest Javelina Pipeline Company, L.L.C., a Texas limited liability company ("Javelina Pipeline LLC"), MarkWest Liberty Gas Gathering, L.L.C., a Delaware limited liability company ("Liberty LLC"), MarkWest Michigan Pipeline Company, L.L.C., a Michigan limited liability company ("Michigan Pipeline LLC"), MarkWest New Mexico, L.L.C., a Texas limited liability company ("New Mexico LLC"), MarkWest Pinnacle, L.L.C., a Texas limited liability company ("Pinnacle LLC"), MarkWest Pioneer, L.L.C., a Delaware limited liability company ("Pioneer LLC"), MarkWest Pipeline Company, L.L.C., a Texas limited liability company ("Pipeline Company LLC"), MarkWest PNG Utility, L.L.C., a Texas limited liability company ("PNG Utility LLC"), MarkWest Power Tex, L.L.C., a Texas limited liability company ("Power Tex LLC"), MarkWest Texas PNG Utility, L.L.C., a Texas

limited liability company ("Texas PNG LLC"), MarkWest Oklahoma Gas Company, L.L.C., an Oklahoma limited liability company ("Oklahoma LLC"), Matrex, L.L.C., a Michigan limited liability company ("Matrex LLC"), Starfish Pipeline Company, L.L.C., a Delaware limited liability company ("Starfish LLC"), and West Shore Processing Company, L.L.C., a Michigan limited liability company ("West Shore LLC"), are collectively referred to as the "Operating Subs." The Partnership, MarkWest Hydrocarbon, Mason LLC, MarkWest Energy GP, the Operating Company and the Operating Subs are collectively referred to as the "MarkWest Entities."

        1.    Representations, Warranties and Agreements of the MarkWest Parties.    The MarkWest Parties jointly and severally represent, warrant and agree that:

          (a)   A registration statement on Form S-3 relating to the Units (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives of the Underwriters (the "Representatives"). As used in this Agreement:

            (i)    "Applicable Time" means 7:00 a.m., New York City time, on April 9, 2008, which the Underwriters have informed the Partnership and its counsel is a time prior to the first sale of the Units;

            (ii)   "Effective Date" means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

            (iii)  "Issuer Free Writing Prospectus" means each "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

            (iv)  "Preliminary Prospectus" means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Units;

            (v)   "Pricing Disclosure Package" means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, as set forth on Schedule 2, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

            (vi)  "Prospectus" means the final prospectus relating to the Units, including any prospectus supplement thereto relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

            (vii) "Registration Statement" means the registration statement on Form S-3 (File No. 333-138744), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

  Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the "most recent Preliminary Prospectus" shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

          (b)   The Partnership has been since the time of initial filing of the Registration Statement and continues to be a "well-known seasoned issuer" (as defined in Rule 405 of the Rules and Regulations) eligible to use Form S-3 for the offering of the Units and is not on the date hereof or on the applicable Delivery Date an "ineligible issuer" (as defined in Rule 405 of the Rules and Regulations) with respect to the offering of the Units. The Registration Statement is an "automatic shelf registration statement" (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 4).

          (c)   The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

          (d)   The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

          (e)   The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

          (f)    The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g)   The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

          (h)   Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership filed the Registration Statement before using any Issuer Free Writing Prospectus and each Issuer Free Writing Prospectus was accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 of the Securities Act. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.

          (j)    The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act ("Delaware LP Act") with full partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Pricing Disclosure Package and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a material adverse effect on the business, prospects, financial condition or results of operations of the MarkWest Entities, taken as a whole ("Material Adverse Effect"), or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (k)   MarkWest Hydrocarbon has been duly formed and is validly existing in good standing as a corporation under the Delaware General Corporation Law (the "DGCL"), with full corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Pricing Disclosure Package and the Prospectus. MarkWest Hydrocarbon is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (l)    Each of MarkWest Energy GP, the Operating Company, Liberty LLC, Centrahoma LLC, Appalachia LLC, East Texas LLC, Pioneer LLC and Starfish LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware LLC Act"), each of Blackhawk LLC, Gas Services LLC, Javelina Company LLC, Javelina Pipeline LLC, New Mexico LLC, Pinnacle LLC, Pipeline Company LLC, PNG Utility LLC, Power Tex LLC and Texas PNG LLC has been duly formed and is validly existing and in good standing as a limited liability company under the Texas Limited Liability Company Act (the "Texas LLC Act") or the Texas Business Organizations Code (the "TBOC"), as applicable, each of Basin LLC, Mason LLC, Michigan Pipeline LLC, Matrex LLC and West Shore LLC has been duly formed and is validly existing and in good standing as a limited liability company under the Michigan Limited Liability Company Act (the "Michigan LLC Act") and Oklahoma LLC has been duly formed and is validly existing and in good standing as a limited liability company under the Oklahoma Limited Liability Company Act (the "Oklahoma LLC Act"), in each case with full limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Pricing Disclosure Package and the Prospectus. Each of MarkWest Energy GP, the Operating Company and each of the Operating Subs set forth above is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (m)  Bright Star has been duly formed and is validly existing as a general partnership under the laws of the State of Texas with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Pricing Disclosure Package and the Prospectus. Bright Star is duly registered or qualified as a foreign partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (n)   The issued and outstanding limited partner interests of the Partnership consist of 50,876,295 Common Units and 22,640,000 Class A Units, as such term is defined in the Third Amended and Restated Agreement of Limited Partnership of the Partnership (as the same has been and may be amended or restated at or prior to the applicable Delivery Date, the "Partnership Agreement"). All outstanding Common Units and Class A Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise described in the Prospectus). MarkWest Hydrocarbon owns 8,900,000 Class A Units and (ii) MarkWest Energy GP owns 13,740,000 Class A Units, in each case free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (o)   At the applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

          (p)   The Partnership owns 100% of the issued and outstanding shares of capital stock of MarkWest Hydrocarbon; such shares have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of MarkWest Hydrocarbon (as the same may be amended or restated at or prior to the applicable Delivery Date) and are fully paid and nonassessable; and the Partnership owns such shares of free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as may arise under the Credit Agreement, dated as of February 20, 2008 (the "Credit Agreement"), among the Partnership, Royal Bank of Canada, as administrative and collateral agent, and the other parties named therein, or as described in the Pricing Disclosure Package and the Prospectus.

          (q)   The Partnership owns 1% of the issued and outstanding membership interests in MarkWest Energy GP and 100% of the issued and outstanding membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of MarkWest Energy GP (as the same may be amended or restated at or prior to the applicable Delivery Date, the "MarkWest Energy GP LLC Agreement") and the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior to the applicable Delivery Date, the "Operating Company LLC Agreement"), respectively, and are fully paid (to the extent required under the MarkWest Energy GP LLC Agreement and the Operating Company LLC Agreement, respectively) and nonassessable (except in each case as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as may arise under the Credit Agreement or as described in the Pricing Disclosure Package and the Prospectus.

          (r)   MarkWest Hydrocarbon owns 99% of the issued and outstanding membership interests in MarkWest Energy GP; such membership interests have been duly authorized and validly issued in accordance with the MarkWest Energy GP LLC Agreement and are fully paid (to the extent required under the MarkWest Energy GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and MarkWest Hydrocarbon owns its membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as may arise under the Credit Agreement or as described in the Pricing Disclosure Package and the Prospectus.

          (s)   The Operating Company directly owns 100% of the issued and outstanding membership interests in each of the Operating Subs, except that (i) the Operating Company owns 50% of the issued and outstanding membership interests in Starfish LLC, (ii) Basin LLC owns 100% of the issued and outstanding membership interest in Matrex LLC, (iii) Oklahoma LLC owns 20% of the issued and outstanding membership interests in Centrahoma LLC and (iv) as set forth in Section 1(t), (all such Operating Subs, excluding Bright Star, which is described in Section 1(t), are referred to herein collectively as the "LLC Operating Subs"); such membership interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of the LLC Operating Subs (as the same may be amended or restated at or prior to applicable Delivery Date, the "Operating Subs LLC Agreements") and are fully paid (to the extent required under the respective Operating Subs LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act, Article 5.09 of the Texas LLC Act, Section 101.206 of the TBOC, Sections 2033 and 2035 of the Oklahoma LLC Act or Section 450.4308 of the Michigan LLC Act); and the Operating Company, Basin LLC and Oklahoma LLC own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as may arise under the Credit Agreement or as described in the Pricing Disclosure Package and the Prospectus.

          (t)    Pinnacle LLC owns 90% of the issued and outstanding general partnership interests in Bright Star; such general partnership interests have been duly authorized and validly issued in accordance with the partnership agreement of Bright Star (as the same has been and may be amended or restated at or prior to the applicable Delivery Date, the "Bright Star Partnership Agreement"); and Pinnacle LLC owns such general partnership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Credit Agreement or described in the Pricing Disclosure Package and the Prospectus.

          (u)   Other than (i) the Partnership's (A) ownership of the capital stock of MarkWest Hydrocarbon, (B) membership interest in MarkWest Energy GP and the Operating Company and (C) ownership of 100% of the issued and outstanding shares of capital stock in MarkWest Energy Finance Corporation, a Delaware corporation, (ii) MarkWest Hydrocarbon's membership interest in MarkWest Energy GP and ownership of 100% of the issued and outstanding membership interests in Mason LLC, (iii) the Operating Company's ownership of its membership interest in the LLC Operating Subs, as described in Section 1(s), (iv) Basin LLC's membership interest in Matrex LLC, (v) Oklahoma LLC's membership interest in Centrahoma LLC, (vi) Pinnacle LLC's ownership of the general partnership interests in Bright Star and (vii) Starfish LLC's ownership of 100% of the issued and outstanding membership interests in West Cameron Dehydration Company, LLC, a Delaware limited liability company, Stingray Pipeline Company, L.L.C., a Delaware limited liability company, and Triton Gathering, LLC, a Delaware limited liability company, none of the MarkWest Parties owns, or at the applicable Delivery Date will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

          (v)   Except as may arise under the Credit Agreement or as described in the Pricing Disclosure Package and the Prospectus or in the organizational documents of the MarkWest Entities, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of capital stock of or partnership or membership interests in any of the MarkWest Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than as have been waived or deemed waived. Except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any shares of capital stock of or partnership or member interests in any MarkWest Entity.

          (w)  The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it hereunder, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement, the Pricing Disclosure Package and the Prospectus. At the applicable Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the MarkWest Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units to be sold by the Partnership hereunder and the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

          (x)   This Agreement has been duly authorized, validly executed and delivered by each of the MarkWest Parties, and constitutes the valid and legally binding agreement of each of the MarkWest Parties, enforceable against each of them in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity and contribution provisions hereunder may be limited by applicable laws, general principles of equity and public policy.

          (y)   At or before the applicable Delivery Date:

            (i)    The Partnership Agreement has been duly authorized, executed and delivered by MarkWest Energy GP and MarkWest Hydrocarbon, in the capacities set forth on the signature page to the Partnership Agreement, and is a valid and legally binding agreement of MarkWest Energy GP and MarkWest Hydrocarbon, enforceable against each of them in such capacities in accordance with its terms;

            (ii)   The MarkWest Energy GP LLC Agreement has been duly authorized, executed and delivered by the Partnership and MarkWest Hydrocarbon and is a valid and legally binding agreement of the Partnership and MarkWest Hydrocarbon, enforceable against each of them in accordance with its terms;

            (iii)  The Operating Company LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms;

            (iv)  Each of the Operating Subs LLC Agreements has been duly authorized, executed and delivered by the Operating Company or other MarkWest Entity party thereto and, assuming due and valid authorization, execution and delivery thereof by any unaffiliated parties thereto, as applicable, is a valid and legally binding agreement of the Operating Company or other MarkWest Entity, as applicable, enforceable against it in accordance with its terms; and

            (v)   The Bright Star Partnership Agreement has been duly authorized, executed and delivered by Pinnacle LLC and, assuming due and valid authorization, execution and delivery thereof by the other party thereto, is a valid and legally binding agreement of Pinnacle LLC, enforceable against it in accordance with its terms;

  provided that, with respect to each agreement described in this Section 1(y), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The Partnership Agreement, the MarkWest Energy GP LLC Agreement, the Operating Company LLC Agreement, the Operating Subs LLC Agreements and the Bright Star Partnership Agreement are herein collectively referred to as the "Operative Agreements."

          (z)   None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties, or the consummation by the MarkWest Parties of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the bylaws, partnership agreement, agreement of limited partnership, limited liability company agreement or other organizational documents of the MarkWest Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the MarkWest Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the MarkWest Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the MarkWest Entities, which conflicts, breaches, violations, defaults, liens, changes or encumbrances, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

          (aa)   No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body having jurisdiction over the MarkWest Entities or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder in connection with the execution, delivery and performance of this Agreement by the MarkWest Parties or the consummation by the MarkWest Parties of the transactions contemplated by this Agreement, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, (ii) for such consents which have been, or prior to the applicable Delivery Date will be, obtained and (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

          (bb)   None of the MarkWest Entities is in (i) violation of its certificate of incorporation, limited partnership, formation or organization, bylaws, partnership agreement, agreement of limited partnership, limited liability company agreement or other organizational documents, as applicable, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the MarkWest Parties to perform their respective obligations under this Agreement or the ability of any of the MarkWest Entities to perform their respective obligations under any of the Operative Agreements. To the knowledge of the MarkWest Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the MarkWest Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

          (cc)   The Units, when issued and delivered against payment therefor as provided herein, and the Class A Units will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

          (dd)   Deloitte & Touche LLP, which has certified certain financial statements of the Partnership and delivered its opinion with respect to certain audited financial statements and schedules included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm with respect to the Partnership within the meaning of the Securities Act and the Rules and Regulations.

          (ee)   At December 31, 2007, the Partnership would have had, on an actual, pro forma and pro forma as adjusted basis as indicated in the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical and pro forma financial information set forth in the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) under the caption "Summary Historical and Unaudited Pro Forma Condensed Combined Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

          (ff)    The statistical and market-related data included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects.

          (gg)   Except as described in the Pricing Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Partnership, on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the MarkWest Entities, on the other hand, that is required to be described in the Pricing Disclosure Package or the Prospectus which is not so described.

          (hh)   Except as disclosed in the Pricing Disclosure Package and the Prospectus, none of the MarkWest Entities has sustained since the date of the latest audited financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), (i) none of the MarkWest Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the MarkWest Entities, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the MarkWest Entities, taken as a whole and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the business, prospects, properties, management, condition (financial or other), partners' capital, net worth or results of operations of the MarkWest Entities, taken as a whole.

          (ii)     There are no legal or governmental proceedings pending or, to the knowledge of the MarkWest Parties, threatened against any of the MarkWest Entities, or to which any of the MarkWest Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Rules and Regulations.

          (jj)     The MarkWest Entities have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as owned by the MarkWest Entities, free and clear of all liens, claims, security interests, or other encumbrances, except such as (i) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the MarkWest Entities, (ii) could not reasonably be expected to have a Material Adverse Effect or (iii) are described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus.

          (kk)   Each of the MarkWest Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus, each of the MarkWest Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the MarkWest Entities, taken as a whole.

          (ll)     Each of the MarkWest Entities has, or at the applicable Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and except for any permits that are of a routine or administrative nature that are expected in the reasonable judgment of management of the Partnership to be obtained, as necessary, in the ordinary course of business subsequent to the date hereof; each of the MarkWest Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date in the manner described, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such permits contains any restriction that is materially burdensome to the MarkWest Entities, taken as a whole.

          (mm)    Except as described in the Pricing Disclosure Package and the Prospectus, the Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and (ii) maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that

  (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (nn)   (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership including its respective principal executive officers and principal financial officers, as appropriate, to allow such officers to make timely decisions regarding required disclosure and (iii) except as described in the Pricing Disclosure Package and the Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

          (oo)   Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of MarkWest Energy GP, the Partnership has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the Partnership's ability to record, process, summarize and report financial data, or any material weaknesses in internal controls except as described in the Pricing Disclosure Package and the Prospectus or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership's internal controls.

          (pp)   There is and has been no failure on the part of the Partnership or any of the directors or officers of MarkWest Energy GP, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

          (qq)   Each of the MarkWest Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with accounting principles generally accepted in the United States or (ii) which, if not paid, would not have a Material Adverse Effect.

          (rr)    None of the MarkWest Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the most recent Preliminary Prospectus and the Prospectus under the caption "Use of Proceeds," none of the MarkWest Entities will be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (ss)    Except as described in the Pricing Disclosure Package and the Prospectus, the MarkWest Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Materials (as defined below), except where such noncompliance with Environmental Laws, failure to receive required permits, or failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (tt)    No labor dispute with the employees of the MarkWest Entities exists or, to the knowledge of the MarkWest Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

          (uu)   The MarkWest Entities maintain insurance covering the properties, operations, personnel and businesses of the MarkWest Entities against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the MarkWest Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the applicable Delivery Date.

          (vv)   Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the MarkWest Parties, threatened, to which any of the MarkWest Entities is or may be a party or to which the business or property of any of the MarkWest Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the MarkWest Parties, proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the MarkWest Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or any of the Operative Agreements.

          (ww)    None of the MarkWest Entities has distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Firm Units or Option Units, as the case may be, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 1(i) of this Agreement, or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

          (xx)   The Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (yy)   None of the MarkWest Entities (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) has sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Common Units or (B) has paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership.

          (zz)   Neither the Partnership nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be "integrated" for purposes of the Securities Act or the Rules and Regulations with the offer and sale of the Units pursuant to the Registration Statement. Except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Partnership nor any of its affiliates has sold or issued any security during the six month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than Common Units issued pursuant to employee benefit plans, qualified unit option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Pricing Disclosure Package and the Prospectus.

          (aaa)    None of the MarkWest Parties has any subsidiaries, other than MarkWest Hydrocarbon, MarkWest Energy GP, the Operating Company, Appalachia LLC, Pinnacle LLC, Javelina Company LLC, Oklahoma LLC, East Texas LLC and Starfish LLC (collectively, the "Significant Subsidiaries"), which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Rule 405 under the Securities Act).

        Any certificate signed by any officer of any MarkWest Party and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such MarkWest Party to each Underwriter as to the matters covered thereby.

        2.    Purchase of the Units by the Underwriters.    On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter's name in Schedule 1 hereto.

        In addition, the Partnership grants to the Underwriters an option to purchase up to 750,000 Option Units exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule 1 hereto opposite the name of such Underwriter (as such number may be increased pursuant to Section 9) bears to the total number of Firm Units.

        The price of both the Firm Units and any Option Units purchased by the Underwriters shall be $29.904 per Unit.

        The Partnership shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

        3.    Offering of Units by the Underwriters.    Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

        4.    Delivery of and Payment for the Units.    Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the "Initial Delivery Date." Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Firm Units to or upon the order of the Partnership by wire transfer in immediately available funds to the account or accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of DTC unless the Representatives shall otherwise instruct.

        The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised (unless such date is postponed pursuant to Section 9). Each date and time that any Option Units are delivered is sometimes referred to as an "Option Units Delivery Date," and the Initial Delivery Date and any Option Units Delivery Date are each sometimes referred to as a "Delivery Date."

        Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On the Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the aggregate purchase prices of the Option Units to or upon the order of the Partnership by wire transfer in immediately available funds to the account or accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

        5.    Further Agreements of the MarkWest Parties and the Underwriters.    (a) The MarkWest Parties covenant and agree with the several Underwriters that:

            (i)    The Partnership will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations.

            (ii)   The Partnership will deliver to each of the Underwriters, and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, and any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Underwriters may reasonably request for the purposes contemplated by the Securities Act; if there is a post-effective amendment to the Registration Statement that is not effective under the Securities Act, the Partnership will use its best efforts to cause such post-effective amendment to the Registration Statement to become effective as promptly as possible, and it will notify the Representatives, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Partnership will promptly advise the Underwriters of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the Commission or any state or other jurisdiction or other regulatory body of any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the most recent Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

            (iii)  The Partnership will not file any amendment to the Registration Statement, supplement to the Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), or any Preliminary Prospectus or Issuer Free Writing Prospectus of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or other filing is required by law; and the Partnership will promptly notify the Representatives after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

            (iv)  During the period when a prospectus relating to any of the Units is required to be delivered under the Securities Act by any Underwriter or dealer, the Partnership will comply, at its own expense, with all requirements imposed by the Securities Act and the Rules and Regulations, so far as necessary, to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

            (v)   If, during the period when a prospectus relating to any of the Units is required to be delivered under the Securities Act by any Underwriter or dealer, (A) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Partnership or the counsel for the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act, the Rules and Regulations, the Exchange Act or the rules and regulations thereunder, the Partnership will forthwith at its expense prepare and file with the Commission, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

            (vi)  During the period when a prospectus relating to any of the Units is required to be delivered under the Securities Act by any Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with the Underwriters in qualifying the Units for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign corporation, to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

            (vii) In accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations, the Partnership will make generally available to its security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

            (viii)  The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by an independent registered public accounting firm and quarterly reports containing financial statements and financial information, which may be unaudited. The Partnership will, for a period of two years from the latest Delivery Date, furnish or make available to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Securities Act or the Exchange Act. The Partnership will deliver or make available to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Partnership's financial statements. Any report, document or other information required to be furnished or made available under this paragraph (viii) shall be furnished as soon as practicable after such report, document or information becomes publicly available.

            (ix)  The Partnership will not, for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than the Units and Common Units issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options or rights pursuant to option plans or employee benefit or compensation plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than (a) a registration statement on Form S-8 in connection with employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, (b) the Partnership's registration statement on Form S-3 (File No. 333-149742) or any amendments thereto or (c) any registration statement or amendment thereto filed in connection with the satisfaction of registration rights obligations relating to the Partnership's proposed senior notes due 2018) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives; and the Partnership will cause each of the directors and executive officers of MarkWest Energy GP to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Schedule 3 hereto.

            (x)   The Partnership will apply the proceeds from the sale of the Units as set forth in the description under "Use of Proceeds" in the most recent Preliminary Prospectus and the Prospectus.

            (xi)  The Partnership will promptly provide the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Units under the Securities Act.

            (xii) The Partnership will use its best efforts to obtain approval for, and maintain the listing of the Units on, the New York Stock Exchange.

            (xiii)  The Partnership has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Partnership represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Partnership agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein, which information is specified in Section 8(e).

          (b)   The Underwriters severally covenant and agree with the MarkWest Parties that:

            (i)    Each Underwriter represents and agrees that it has not made and, without the prior consent of the Partnership and the Representatives, it will not make, any offer relating to the Units that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Partnership and the Representatives is listed on Schedule 2 or constitutes a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations.

            (ii)   Each Underwriter severally agrees that such Underwriter shall not include any "issuer information" (as defined in Rule 433) in any "free writing prospectus" (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, "Permitted Issuer Information"); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) "issuer information," as used in this Section 5(b)(ii), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

        6.    Expenses.    The MarkWest Parties agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units an any stamp duties or other taxes payable in connection therewith; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the listing of the Units on the New York Stock Exchange or any other exchange; (f) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(vi) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (g) the investor presentations on any "road show" undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the MarkWest Entities and the cost of any aircraft chartered in connection with the road show, and (h) all other costs and expenses incident to the performance of the obligations of the MarkWest Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on Units that they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

        7.    Conditions of Underwriters' Obligations.    The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the MarkWest Parties contained herein, to the performance by the MarkWest Parties of their obligations hereunder, and to each of the following additional terms and conditions:

          (a)   The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 p.m., New York time, on the date hereof, or, with the consent of the Representatives, at a later date and time, not later than 1:00 p.m., New York time, on the first business day following the date hereof, or at such later date and time as may be approved by the Underwriters. All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. All material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act. No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or any Underwriter, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

          (b)   No Underwriter shall have advised the Partnership on or prior to the applicable Delivery Date that the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and, in the case of the Registration Statement, is required to be stated therein, or, in all other cases, is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)   On the applicable Delivery Date, the Representatives shall have received the opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to the Representatives and dated the applicable Delivery Date, to the effect that:

            (i)    The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the most recent Preliminary Prospectus and the

    Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth on Schedule 4 to this Agreement.

            (ii)   MarkWest Hydrocarbon has been duly formed and is validly existing in good standing as a corporation under the DGCL with all necessary corporate power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. MarkWest Hydrocarbon is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth on Schedule 4 to this Agreement.

            (iii)  Each of MarkWest Energy GP, the Operating Company, Appalachia LLC, East Texas LLC and Starfish LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. Each such entity is duly registered or qualified as a foreign limited liability company for the transaction or business under the laws of the jurisdictions set forth on Schedule 4 to this Agreement.

            (iv)  Each of Javelina Company LLC and Pinnacle LLC has been duly formed and is validly existing in good standing as a limited liability company under the Texas LLC Act or the TBOC, as applicable, with all necessary limited liability company power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. Each such entity is duly registered or qualified as a foreign limited liability company for the transaction or business under the laws of the jurisdictions set forth on Schedule 4 to this Agreement.

            (v)   All outstanding Common Units, including the Units, and Class A Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

            (vi)  MarkWest Hydrocarbon owns 8,900,000 Class A Units and MarkWest Energy GP owns 13,740,000 Class A Units, in each case free and clear of all liens, encumbrances (except restrictions on transferability as described in the most recent Preliminary Prospectus and the Prospectus), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MarkWest Hydrocarbon or MarkWest Energy GP as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) otherwise known to such counsel, without independent investigation.

            (vii) The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

            (viii)  The Partnership owns 100% of the issued and outstanding shares of capital stock of MarkWest Hydrocarbon; such shares have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of MarkWest Hydrocarbon and are fully paid and nonassessable; and the Partnership owns such shares free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) arising under the Credit Agreement or (C) otherwise known to such counsel, without independent investigation.

            (ix)  The Partnership owns 1% of the issued and outstanding membership interests in MarkWest GP and 100% of the issued and outstanding membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the MarkWest GP LLC Agreement and the Operating Company LLC Agreement, respectively, and are fully paid (to the extent required under the MarkWest GP LLC Agreement and the Operating Company LLC Agreement, respectively) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) arising under the Credit Agreement or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

            (x)   MarkWest Hydrocarbon owns 99% of the issued and outstanding membership interests in MarkWest GP; such membership interests have been duly authorized and validly issued in accordance with the MarkWest GP LLC Agreement and are fully paid (to the extent required under the MarkWest GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) arising under the Credit Agreement or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

            (xi)  The Operating Company owns of record (A) 100% of the issued and outstanding membership interests in each of Appalachia LLC and East Texas LLC and (B) 50% of the issued and outstanding membership interests in Starfish LLC (collectively, the "Delaware LLC Operating Subs"); the membership interests of each of the Delaware LLC Operating Subs have been duly authorized and validly issued in accordance with their respective limited liability company agreements and are fully paid (to the extent required under the their respective limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (X) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware, (Y) arising under the Credit Agreement or (Z) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

            (xii) The Operating Company owns of record (A) 100% of the issued and outstanding membership interests in each of Javelina Company LLC and Pinnacle LLC (collectively, the "Texas LLC Operating Subs"); the membership interests of each of the Texas LLC Operating Subs have been duly authorized and validly issued in accordance with their respective limited liability company agreements and are fully paid (to the extent required under the their respective limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Article 5.09 of the Texas LLC Act or Section 101.206 of the TBOC, as applicable); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (X) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Texas, (Y) arising under the Credit Agreement or (Z) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LLC Act or the TBOC.

            (xiii)  Except as described in the Pricing Disclosure Package and the Prospectus or in the organizational documents of the MarkWest Entities, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any shares of capital stock of or partnership or membership interest in the Partnership, MarkWest Hydrocarbon, MarkWest Energy GP LLC, the Operating Company or any of the Significant Subsidiaries, in each case pursuant to the certificate of incorporation, limited partnership, formation or organization, as applicable, bylaws, agreement of limited partnership, limited liability company agreement or other applicable organizational documents, or, to the knowledge of such counsel, any other agreement or instrument listed as an exhibit to the Registration Statement to which such entities are a party or by which any of them may be bound. To the knowledge of such counsel and except as described in the Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than as have been waived or deemed waived. To such counsel's knowledge, except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any partnership or membership interests in the Partnership, the Operating Company or any of the Significant Subsidiaries.

            (xiv)   Each of the Operative Agreements to which any of the MarkWest Parties or the Significant Subsidiaries is a party has been duly authorized and validly executed and delivered by such entity that is a party thereto and, assuming due authorization, execution and delivery by each entity to such agreement other than such parties, each of the Operative Agreements (other than any Operative Agreements governed by law other than Texas, New York or Delaware law) constitutes a valid and legally binding agreement of the MarkWest Parties and the Significant Subsidiaries that are parties thereto, enforceable against such entity in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to the fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

            (xv) The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by its hereunder, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

            (xvi)   This Agreement has been duly authorized and validly executed and delivered by each of the MarkWest Parties.

            (xvii)  None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the MarkWest

    Parties, or the consummation of the transactions contemplated hereby (A) constitutes or will constitute a violation of the agreement of limited partnership or limited liability company agreement of any of the MarkWest Parties or Significant Subsidiaries organized in Delaware, (B) constitutes or will constitute a violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such default) under, any Operative Agreement (other than any Operative Agreement governed by law other than Texas, New York or Delaware law), (C) violates or will violate the DGCL, the Delaware LP Act, the Delaware LLC Act, the Texas Revised Partnership Act, the Texas LLC Act, the TBOC or other Texas law, New York law or federal law or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the MarkWest Parties or Significant Subsidiaries organized in Delaware or Texas, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C), or (D) would, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the MarkWest Entities taken as a whole.

            (xviii)  No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") under the DGCL, Delaware LP Act, the Delaware LLC Act, the Texas Revised Partnership Act, the Texas LLC Act, the TBOC or other Texas law or federal law is required for the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties or the consummation by the MarkWest Parties of the transactions contemplated by this Agreement, except (A) for such consents required under the Securities Act, the Exchange Act or under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, or, (B) for such consents which have been obtained or made.

            (xix)   The Common Units and Class A Units conform in all material respects to the descriptions thereof in the most recent Preliminary Prospectus and the Prospectus.

            (xx) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

            (xxi)   The Registration Statement automatically became effective under the Securities Act on November 16, 2006; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

            (xxii)  The Registration Statement, the most recent Preliminary Prospectus and the Prospectus (except for the financial statements and the notes and the schedules thereto and the auditors' reports thereon, and the other financial, statistical and accounting data included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Rules and Regulations.

            (xxiii)  To the knowledge of such counsel, (A) there are no legal or governmental proceedings pending or threatened against any of the MarkWest Entities or to which any of the MarkWest Entities is a party or to which any of their respective properties is subject that are required to be described in the Pricing Disclosure Package or the Prospectus but are not so described as required and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

            (xxiv)  None of the MarkWest Parties or Significant Subsidiaries organized in Delaware or Texas is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the MarkWest Entities, the independent public accountants of the Partnership and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (except to the extent specified in paragraphs (xix) and (xx) of the foregoing opinion), based on the foregoing, no information has come to such counsel's attention that causes such counsel to believe (A) that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial, statistical and reserve data included therein, as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Disclosure Package (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial, statistical and reserve data included therein, as to which such counsel need not comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading or (C) that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial, statistical and reserve data included therein, as to which such counsel need not comment), as of its issue date and the applicable Delivery Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the MarkWest Parties set forth in this Agreement and upon certificates of officers and employees of the MarkWest Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the DGCL, the Delaware LP Act, the Delaware LLC Act, the Texas Revised Partnership Act, the Texas LLC Act, the TBOC and other Texas law and the contract law of the State of New York, (D) with respect to the opinions expressed in paragraphs (i) through (iv) above as to the due qualification or registration as a foreign corporation, limited partnership or limited liability company, as the case may be, of each of the MarkWest Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Schedule 4 hereto (each of which shall be dated as of a date not more than fourteen days prior to the applicable Delivery Date and shall be provided to the Representatives or their counsel), and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other MarkWest Parties may be subject.

          (d)   On the applicable Delivery Date, the Representatives shall have received the opinion of each of Loomis, Ewert, Parsley, Davis and Gotting, opining as to the law of Michigan, and Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., opining as to the law of Oklahoma, addressed to the Representatives and dated the applicable Delivery Date, to the effect that:

            (i)    Each of West Shore LLC, Basin LLC, Michigan Pipeline LLC and Matrex LLC (collectively, the "Michigan LLC Operating Subs") has been duly formed and is validly existing in good standing as a limited liability company under the Michigan LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased and to conduct its business in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Michigan LLC Operating Subs is duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of [insert applicable state]. [Michigan counsel only.]

            (ii)   Oklahoma LLC has been duly formed and is validly existing in good standing as a limited liability company under the Oklahoma LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased and to conduct its business in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. [Oklahoma counsel only.]

            (iv)  The Operating Company owns 100% of the issued and outstanding membership interests in each of West Shore LLC, Basin LLC and Michigan Pipeline LLC; the membership interests of each of West Shore LLC, Basin LLC and Michigan Pipeline LLC have been duly authorized and validly issued in accordance with its respective limited liability company agreement and are fully paid (to the extent required under such limited liability company agreements) and nonassessable; and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Michigan naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Michigan or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Michigan LLC Act. [Michigan counsel only.]

            (v)   Basin LLC owns 100% of the issued and outstanding membership interests in Matrex LLC; the membership interests of Matrex LLC have been duly authorized and validly issued in accordance with its limited liability company agreement and are fully paid (to the extent required under such limited liability company agreement) and nonassessable; and Basic LLC owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Michigan naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Michigan or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Michigan LLC Act. [Michigan counsel only.]

            (vi)  The Operating Company owns of record 100% of the issued and outstanding membership interests in Oklahoma LLC; the membership interests of Oklahoma LLC have been duly authorized and validly issued in accordance with its limited liability company agreement and are fully paid (to the extent required under such limited liability company agreement) and nonassessable; and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Oklahoma or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Oklahoma LLC Act. [Oklahoma counsel only.]

            (vii) Oklahoma LLC owns certain of the membership interests in Centrahoma LLC free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming Oklahoma LLC as debtor is on file in the office of the Secretary of State of the State of Oklahoma or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Oklahoma LLC Act. [Oklahoma counsel only.]

            (viii)  Except as described in the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any membership interests of [insert applicable MarkWest Entities] pursuant to the limited liability company agreements of [insert applicable MarkWest Entities], respectively, or any other agreement or instrument listed as an exhibit to the Registration Statement to which such entities are a party or by which any of them may be bound. To the knowledge of such counsel, except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any membership interests in [insert applicable MarkWest Entities].

            (ix)  None of the offering, issuance and sale by the Partnership of the Units to be sold by the Partnership hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties, or the consummation of the transactions contemplated hereby (A) constitutes or will constitute a violation of the limited liability company agreement or agreement of limited partnership of [insert applicable MarkWest Entities], (B) violates or will violate [Michigan/Oklahoma] law or (C) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of [insert applicable MarkWest Entities], which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (C) would, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the MarkWest Entities taken as a whole.

        In rendering such opinions, such counsel shall state that it (A) relied in respect of matters of fact upon certificates of officers and employees of the MarkWest Entities and upon information obtained from public officials including, without limitation, certificates of foreign qualification for each of the MarkWest Entities provided by the Secretary of State of [Michigan/Oklahoma] dated as of a recent date with respect to the opinion in paragraphs [(i)/(ii)] above and (B) assumed that all documents submitted to such counsel as originals are authentic, and all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine.

        The opinions expressed by such counsel may be limited to the laws of the State of [Michigan/Oklahoma], excepting therefrom municipal and local ordinances and regulations. Such counsel need not express an opinion with respect to (i) title to any of the real or personal property, (ii) the accuracy of descriptions or references to real or personal property, (iii) permits to own or operate any real or personal property or (iv) with respect to state or local taxes or tax statutes including, without limitation, those to which any of the limited partners of the MarkWest Parties may be subject.

        In rendering such opinion, such counsel shall state that each of the MarkWest Parties, Vinson & Elkins L.L.P. and Baker Botts L.L.P. are hereby authorized to rely upon such opinion letter as if such opinion letter were addressed and delivered to each of them.

          (e)   The Representatives shall have received on the applicable Delivery Date, from Baker Botts L.L.P., counsel to the Underwriters, such opinion or opinions, dated the applicable Delivery Date with respect to such matters as the Representatives may reasonably require; and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 7 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

          (f)    The Representatives shall have received at or prior to the applicable Delivery Date from Baker Botts L.L.P. a memorandum or memoranda, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Units under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Partnership.

          (g)   On the date of this Agreement and on the applicable Delivery Date, the Representatives shall have received from Deloitte & Touche LLP a letter or letters, dated the date of this Agreement and the applicable Delivery Date, respectively, in form and substance satisfactory to the Representatives, containing statements of the type ordinarily included in accountants' "comfort letters" to underwriters.

          (h)   Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) none of the MarkWest Entities shall have sustained since the date of the latest financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto), none of the MarkWest Entities shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the issued and outstanding equity interests or short-term or long-term debt of the MarkWest Entities or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Partnership or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

          (i)    There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishing on such exchange by the Commission or by such exchange of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Partnership's securities on the New York Stock Exchange or the establishing on such exchange by the Commission or by such exchange of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any New York authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Pricing Disclosure Package and the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

          (j)    The Representatives shall have received a certificate, dated the applicable Delivery Date and signed by the chief executive officer and the chief financial officer of the Partnership, in their capacities as such, stating that:

            (i)    the condition set forth in Section 7(a) has been fully satisfied;

            (ii)   they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date and (3) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Pricing Disclosure Package and the Prospectus, in the light of the circumstances under which they were made);

            (iii)  since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus which has not been so set forth;

            (iv)  all representations and warranties made herein by the MarkWest Parties are true and correct at the applicable Delivery Date, with the same effect as if made on and as of such Delivery Date, and all agreements herein to be performed or complied with by the MarkWest Parties on or prior to such Delivery Date have been duly performed and complied with by the MarkWest Parties;

            (v)   no stop order has been issued;

            (vi)  the Units have been approved for listing on the New York Stock Exchange; and

            (vii) covering such other matters as the Representatives may reasonably request.

          (k)   The MarkWest Parties shall not have failed, refused, or been unable, at or prior to the applicable Delivery Date to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Delivery Date.

          (l)    The Partnership shall have furnished to the Representatives at the applicable Delivery Date such further information, opinions, certificates, letters and documents as the Representatives may have reasonably requested.

          (m)  The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

          (n)   No downgrading shall have occurred in the rating accorded the Partnership's debt securities by any "nationally recognized statistical rating organization" (as such term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership's debt securities.

          (o)   The Representatives shall have received duly and validly executed letter agreements referred to in Section 5(a)(ix) hereof.

        All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and to Baker Botts L.L.P., counsel for the Underwriters. The Partnership will furnish the Representatives with such signed and conformed copies of such opinions, certificates, letters and documents as the Representatives may request.

        If any of the conditions specified above in this Section 7 shall not have been satisfied at or prior to the applicable Delivery Date or waived by the Representatives in writing, this Agreement may be terminated by the Representatives on notice to the Partnership.

        8.    Indemnification and Contribution.

          (a)   The MarkWest Parties shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto in the light of the circumstances under which any such statements were made, (C) any Permitted Issuer Information used or referred to in any "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, (D) any "road show" (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a "Non-Prospectus Road Show") or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application") or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the MarkWest Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the MarkWest Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

          (b)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the MarkWest Parties and their respective directors, managers, officers and employees, and each person, if any, who controls any MarkWest Party within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the MarkWest Parties or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the MarkWest Parties.

          (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d)   If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the MarkWest Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the MarkWest Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the MarkWest Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The MarkWest Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

          (e)   The Underwriters severally confirm and the MarkWest Parties acknowledge and agree that the statements set forth (i) in the fourth, eighth and tenth through fourteenth paragraphs appearing under the caption "Underwriting" in the most recent Preliminary Prospectus and the Prospectus and (ii) the information next to the caption "Stabilizing Transactions" in the Issuer Free Writing Prospectus filed on the date of this Agreement, as set forth on Schedule 2, are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

        9.    Defaulting Underwriters.    If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Units Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or any of the MarkWest Parties, except that the MarkWest Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the MarkWest Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representatives or the MarkWest Parties may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

        10.    Termination.    The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(h) or 7(i) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

        11.    Reimbursement of Underwriters' Expenses.    If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement (other than as a result of any of the events described in Section 7(i) or pursuant to Section 9), the MarkWest Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel)

incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the MarkWest Parties shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the MarkWest Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

        12.    Research Analyst Independence.    The MarkWest Parties acknowledge that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The MarkWest Parties hereby waive and release, to the fullest extent permitted by law, any claims that the MarkWest Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the MarkWest Parties by such Underwriters' investment banking divisions. The MarkWest Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

        13.    No Fiduciary Duty.    The MarkWest Parties acknowledge and agree that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the MarkWest Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the MarkWest Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the MarkWest Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the MarkWest Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the MarkWest Parties. The MarkWest Parties hereby waive any claims that they may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

        14.    Notices, Etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 1271 Avenue of the Americas, 42nd Fl, New York, New York 10020, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 1271 Avenue of the Americas, 44th floor, New York, New York 10020 (Fax: 212-520-0421); and

          (b)   if to the MarkWest Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth on the cover of the Registration Statement, Attention: Andrew L. Schroeder (Fax: (303) 925-9308), with a copy to Cory Bromley (Fax: (303) 925-9308).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The MarkWest Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

        15.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the MarkWest Parties Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the MarkWest Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the representations, warranties, indemnities and agreements of the Underwriters contained in Section 5(b) and Section 8(b) of this Agreement shall be deemed to be for the benefit of the respective directors, managers and officers of the MarkWest Parties, the officers of the Partnership who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        16.    Survival.    The respective indemnities, representations, warranties and agreements of the MarkWest Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        17.    Definition of the Terms "Business Day" and "Subsidiary".    For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

        18.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        19.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        20.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement between the MarkWest Parties, on the one hand, and the Underwriters, on the other hand, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
MARKWEST ENERGY PARTNERS, L.P.
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ C. CORWIN BROMLEY Name: C. Corwin Bromley Title: Sr. VP, General Counsel & Secretary
MARKWEST ENERGY OPERATING COMPANY, L.L.C.
By:	MarkWest Energy Partners, L.P., its Managing Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ C. CORWIN BROMLEY Name: C. Corwin Bromley Title: Sr. VP, General Counsel & Secretary

Accepted:
LEHMAN BROTHERS INC. Morgan Stanley & Co. Incorporated
For themselves and as Representatives of the several Underwriters named in Schedule 1 hereto
By	LEHMAN BROTHERS INC.
By:	/s/ ARLENE SALMONSON Authorized Representative
By	MORGAN STANLEY & CO. INCORPORATED
By:	/s/ PETER BOWDEN Authorized Representative

SCHEDULE 1

Underwriters	Number of Firm Units
Lehman Brothers Inc.	1,625,000
Morgan Stanley & Co. Incorporated	1,625,000
RBC Capital Markets Corporation	625,000
Wachovia Securities, LLC	625,000
Deutsche Bank Securities Inc.	250,000
J.P. Morgan Securities Inc.	250,000

Total	5,000,000

SCHEDULE 2

MATERIALS OTHER THAN THE MOST RECENT PRELIMINARY PROSPECTUS
THAT COMPRISE THE PRICING DISCLOSURE PACKAGE

        Issuer Free Writing Prospectus (Pricing Sheet) distributed on April 8, 2008 (attached to this Schedule 2)

SCHEDULE 3

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
As Representatives of the several
    Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        The undersigned understands that you and certain other firms (the "Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by the Underwriters of common units representing limited partner interests (the "Common Units") in MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and that the Underwriters propose to reoffer such Common Units to the public (the "Offering").

        In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership (other than (a) a registration statement on Form S-8 in connection with employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, (b) the Partnership's registration statement on Form S-3 (File No. 333-149742) or any amendments thereto or (c) any registration statement or amendment thereto filed in connection with the satisfaction of registration rights obligations relating to the Partnership's proposed senior notes due 2018) or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus relating to the Offering.

        In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

        It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units to be included in the Offering, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

        The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

        Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature page follows]

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
	By:	Name: Title:
Dated:

2

SCHEDULE 4

FOREIGN QUALIFICATIONS

MarkWest Energy Partners, L.P.

Colorado
Kentucky
Michigan
West Virginia

MarkWest Energy G.P., L.L.C.

Colorado
Michigan
West Virginia

MarkWest Hydrocarbon, Inc.

Alabama
Colorado
Georgia
Indiana
Iowa
Kansas
Kentucky
Michigan
Mississippi
Missouri
Ohio
Pennsylvania
South Carolina
South Dakota
Tennessee
Texas
Virginia
West Virginia

MarkWest Energy Operating Co., L.L.C.

Colorado
Michigan
West Virginia

MarkWest Energy Appalachia, LLC

Colorado
Kentucky
West Virginia

MarkWest Pinnacle, L.L.C

Louisiana
Mississippi
New Mexico

MarkWest Energy East Texas Gas Company, L.L.C.

None

MarkWest Javelina Company, L.L.C.

None

Starfish Pipeline Company, L.L.C.

None

2

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UNDERWRITING AGREEMENT